ASSIGNMENT OF AGREEMENT FOR SALE OF BUSINESS ASSETS

     THIS ASSIGNMENT is entered into by and among Alpine Aviation, Inc., a Utah Corporation, herein called "Transferor", Madison Escrow, Inc., a Montana Corporation, herein called "Transferee", and Keystone Aviation LLC, d/b/a Million Air, herein called "Consenting Party".

                         R E C I T A L S:

     WHEREAS, Transferor and Consenting Party heretofore entered into that certain Agreement for Sale of Business Assets, a copy of which, together with all addenda, exhibits and amendments thereto, is attached as Exhibit "B", wherein Transferor agreed to transfer certain real property described as the leasehold interest held by Alpine in certain real property, leasehold improvements, and buildings situated thereon at Provo Airport and certain personal property described on Exhibit "A" (the "Alpine FBO Property"), to Consenting Party; and

     WHEREAS, Transferor entered into an Agreement of Exchange of Real Property and Partial Escrow Instructions with Transferee, pursuant to which Transferee agreed to acquire and transfer to Transferor certain real property designated by Transferor; and

     WHEREAS, Transferor desires to assign the Agreement for Sale of Business Assets to Transferee in order that Transferee may acquire Transferor's beneficial interest in the Alpine FBO Property and transfer or direct transfer to transfer the Alpine FBO Property to Consenting Party as part of an integrated, interdependent transaction between Transferor and Transferee which qualifies for tax deferral under the provisions of Section 1031 of the Internal Revenue Code.

     NOW, THEREFORE, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

     1. Transferor hereby assigns and transfers to Transferee its right, title and interest in the Agreement for Sale of Business Assets (except as otherwise provided herein). Consenting party hereby consents to the assignment of the Agreement for Sale of Business Assets by Transferor to Transferee upon the terms and conditions contained in this Agreement.

      2. Transferee will convey or direct transferor to convey the Alpine FBO Property to Consenting Party pursuant to the terms and conditions of the Agreement for Sale of Business Assets. Transferee has not made or assumed, nor shall transferee make, assume or be liable for any covenant, duty or obligation of Transferor which may remain in effect after the closing date (as defined in the Agreement for Sale of Business Assets) and Consenting Party hereby releases and discharges Transferee from and against any claim, liability or expense arising from or in connection with any such covenant, duty or obligation of Transferor. Consenting Party's sole recourse shall be against Transferor with respect to any claim or allegation of Consenting Party arising from or in connection with this transaction, and Transferor shall not be relieved of responsibility for any covenant, duty or obligation agreed to by Transferor prior to this Agreement by, or as a result of, Transferee's intermediate acquisition of the Alpine FBO Property.

      3. Transferee's obligation to close escrow and assume the obligations of Transferor under the Agreement for Sale of Business Assets in conditioned upon the review and approval by Transferee of the Seller's escrow instructions and any other documents related to the transaction prior to close of escrow for the transfer of the Alpine FBO Property to Consenting Party.

      4. Notwithstanding the foregoing, in the event the transfer of the Alpine FBO Property to Consenting Party from Transferee does not close on or before the date set for close of escrow in the Agreement for Sale of Business Assets, unless such date is extended by written agreement of the parties hereto, this Assignment Agreement shall be null and void and the Agreement for Sale of Business Assets shall be reinstated in full force and effect between Transferor and Consenting Party without any further obligation or liability on the part of Transferee.

      5. The acknowledgments and agreements of the parties set forth herein shall survive close of escrow and recordation of any deed or other instrument in connection herewith.

      6. Consenting Party acknowledges Transferee has not made any warranties or representations of any kind with regard to the Alpine FBO Property and Consenting Party is not relying on any representations or information provided by Transferee. Any warranties or representations made in the Agreement for Sale of Business Assets or otherwise shall be deemed to be made directly by Transferor to Consenting Party and all rights or remedies arising from a breach thereof shall be enforced directly against Transferor.

      7. This document may be executed in counterparts and shall be of the same force and effect as if one document had been signed by all parties. The parties agree that this Agreement may be signed and transmitted via facsimile and that signed documents transmitted via facsimile shall be binding upon the parties.

      IN WITNESS WHEREOF, the parties hereto have set their hands.

QUALIFIED INTERMEDIARY:

Madison Escrow, Inc.
A Montana Corporation

By: /s/ Lucie L. Sonderer              Date: 9/21/00
    ---------------------                    -------

Transferor(s):


Alpine Aviation, Inc.
A Utah corporation

By:/s/Eugene Mallette                  Date: 9/21/00
   ------------------                        -------
President


Consenting Party(s):

Keystone Aviation LLC,
d/b/a Million Air

By:/s/ William Haberstock              Date: 9/21/00
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

                                EXHIBIT "A"
                               ALPINE  ASSETS

         See Exhibit A to Exhibit 10 to this Report.

                                 EXHIBIT "B"
                    AGREEMENT FOR SALE OF BUSINESS ASSETS

          See Exhibit 10 to this Report.